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                                                                   Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the registration statements of Sepracor, Inc. on Form S-8 (File Nos. 333-05221, 33-44808, 333-05217, 33-43460,
33-48428, 33-94774, 333-05219) of our reports dated February 13, 1997, except as to the information contained in Note W, for which the date is March 24, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Sepracor, Inc. as of December 31, 1996 and 1995, and to each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in this Annual report on Form 10-K.


                                       /s/ Coopers & Lybrand LLP

Boston, Massachusetts
March 28, 1997